EXHIBIT 5.1
[Letterhead of Clark Hill PLC]

March 31, 2008

Grand River Commerce, Inc.
4471 Wilson Avenue, S.W.
Grandville, Michigan 49418

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Grand River Commerce, Inc., a Michigan corporation (the “Company”), for the limited purpose of rendering the opinions on Michigan law set forth below, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s registration statement on Form S-1 (the “Registration Statement”), of (i) up to 2,400,000 shares of common stock (the “Common Stock”) of the Company (the “Shares”), (ii) warrants to purchase up to 230,000 shares of Common Stock (“Organizer Warrants”), (iii) the Common Stock issuable upon the exercise of the Organizer Warrants, (iv) warrants to purchase up to 400,000 shares of Common Stock (“Investor Warrants”) and (v) the Common Stock issuable upon the exercise of the Investor Warrants.

In this capacity, we have examined (1) Amendment No.2 to the Registration Statement, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, (2) the articles of incorporation of the Company, (3) the bylaws of the Company, and (4) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, the Organizer Warrants and the shares issuable thereunder, the Investor Warrants and the shares issuable thereunder.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or electronic copies and the authenticity of the originals of such documents. As to various questions of fact material to this opinion letter, and as to the content and form of the articles of incorporation, bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied upon representations and certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

Grand River Commerce, Inc.
March 31, 2006

Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that (A) the Shares, Investor Warrants and Organizer Warrants are duly authorized, (B) when the Shares and Investor Warrants are issued, paid for as described in the Prospectus included in the Registration Statement and delivered to investors, and the Organizer Warrants are issued and delivered to the organizers, all as described in the Registration Statement, the Shares, Investor Warrants and the Organizer Warrants will be legally and validly issued, and the Shares will be fully paid and non-assessable, and (C) assuming that: (i) the shares of Common Stock to be issued pursuant to the Investor Warrants and the Organizer Warrants are issued pursuant to the terms thereof, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase shares through the exercise of Investor Warrants and/or Organizer Warrants and (iii) the consideration for the shares of Common Stock issued pursuant to the Investor Warrants and the Organizer Warrants is actually received by the Company as provided in the Investor Warrants and the Organizer Warrants exceeds the par value of such shares, then the shares of Common Stock issued upon the due and valid exercise of the Investor Warrants and the Organizer Warrants will be duly and validly issued, fully paid and nonassessable.

We are attorneys admitted to practice in the State of Michigan. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Michigan.

This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In granting this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clark Hill PLC

CLARK HILL PLC